Exhibit (n)(1)

Jorden Burt LLP

1025 Thomas Jefferson Street, N.W.

Suite 400 East

Washington, D.C. 20007-5208

(202) 965-8100

Fax: (202) 965-8104

777 Brickell Avenue, Suite 500

Miami, Florida 33131-2803

(305) 371-2600

Fax: (305) 372-9928

175 Powder Forest Drive

Suite 301

Simsbury, CT 06089-9658

(860) 392-5000

Fax: (860) 392-5058

April 26, 2012

First Great-West Life & Annuity Insurance Company

50 Main Street

White Plains, New York 10606

Re:	COLI VUL-2 Series Account of First Great-West Life & Annuity Insurance Company
Post-Effective Amendment No. 9 to the Registration Statement on Form N-6
File Nos. 333-144503 and 811-22091

Ladies and Gentlemen:

We have acted as counsel to First Great-West Life & Annuity Insurance Company, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the policies described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/Jorden Burt LLP

Jorden Burt LLP

JORDEN BURT LLP

www.jordenusa.com